MediaOne Group, Inc.
Earnings Per Share Highlights
(UNAUDITED)
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

                                Three Months Ended        Six Months Ended
                                     June 30,                June 30,
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

                                  1999      1998          1999      1998
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Earnings Per Share -
   As Reported

   Average Shares
      Outstanding (millions)
         Basic                   605.7     609.1          604.8      608.7
         Diluted                 605.7     653.6          604.8      652.6

   Basic Earnings (Loss)
      per Common Share
         Earnings (loss)
         from Continuing Ops  $  (0.31) $   3.46       $  (0.52)  $   3.08
         Total earnings (loss)$  (0.29) $  43.19       $  (0.49)  $  42.98

   Diluted Earnings (Loss)
      per Common Share
         Earnings (loss)
         from Continuing Ops  $  (0.31) $   3.24       $  (0.52)  $   2.91
         Total earnings (loss)$  (0.29) $  40.27       $  (0.49)  $  40.12
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Common Shares (millions)
   Actual Shares Outstanding     606.2     608.9          606.2      608.9
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Normalized Earnings Per Share
   Basic EPS - Continuing Ops $  (0.31) $   3.46       $  (0.52)  $   3.08
      Adjustment for One Time
      Unusual Transactions
         Domestic Wireless
           Operations and
             Gain on Sale            -     (3.72)             -      (3.75)
         Loss on Redemption
           of Preferred
              Securities             -      0.09              -       0.09
         Gain on Sale of
           Investments           (0.02)    (0.02)         (0.22)     (0.04)
         Primestar Loss              -         -           0.07          -
         Vodafone Gain           (2.52)        -          (2.52)         -
         Merger Costs             2.47         -           2.50          -
         Other Gains (Losses)     0.02     (0.06)          0.02          -
                                 -------- --------        --------  --------
   Normalized Basic EPS -
      Continuing Operations   $  (0.36) $  (0.25)      $  (0.67) $   (0.62)
                                 ======== ========        ========  ========
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